Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this amendment to the Registration Statement on Form F-1 of our report dated October 31, 2022, with respect to our audits of the consolidated financial statements of CCSC Technology International Holdings Limited as of March 31, 2022 and 2021, and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

March 22, 2023